Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Aldeyra Therapeutics, Inc.

Lexington, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 23, 2015, relating to the financial statements of Aldeyra Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Boston, Massachusetts

August 20, 2015